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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1.  SpectraSite Communications, Inc. ("SCI"), a Delaware corporation.

2.  Tower Asset Sub, Inc., a Delaware corporation.

3.  Stainless, Inc., a Pennsylvania corporation.

4.  Doty-Moore Tower Services, Inc., a Texas corporation.

5.  Doty-Moore Equipment, Inc., a Texas corporation.

6.  Doty Moore RF Services, Inc., a Texas corporation.

7.  SpectraSite Broadcast Technical Services, Inc., a Delaware corporation.

8.  SpectraSite Broadcast Fabrication, Inc., a Delaware corporation.

9.  SpectraSite Broadcast Towers, Inc., a Delaware corporation.

10. SpectraSite Communications Limited, a corporation.

11. Apex Site Management Holdings, Inc. ("Apex Holdings"), a Delaware corporation.

12. Apex Site Management, Inc. ("Apex"), a Delaware corporation.

13. Metrosite Management, LLC, an Arkansas limited liability company.

14. Vertical Realty, LLC, a Delaware limited liability company.

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15. Apex Site Management - Canada, Inc., a Delaware corporation.

16. Westower Corporation ("Westower"), a Washington corporation.

17. SpectraSite Construction, Inc., a Delaware corporation.

18. Westower Design, Inc., a Florida corporation.

19. Westower Leasing, Inc., a Wyoming corporation.

20. Westower Communications Ltd., a Canadian Federal corporation.

21. Westower Leasing Canada Inc., a Canadian Federal corporation.

22. Westower Acquisitions Canada, Inc. ("Acquisitions"), a Canadian Federal corporation.

23. Acier Filteau Inc., a Province Quebec corporation.

24. Jovin Telecommunications, Inc., a Canadian Federal corporation.

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25. Telecommunication R. David Inc., a Province Quebec corporation.

26. Single Source, LLC, a Delaware limited liability company.

27. California Tower, Inc., a Delaware corporation.

28. LeBlanc Properties, Inc., a Delaware corporation.

29. L & T Communications, Inc., a Missouri corporation.

30. Spurs of Missouri, Inc., a Missouri corporation.

31. Lodestar Towers, Inc., a Florida corporation.

32. Lodestar New Orleans, Inc., a Florida corporation.

33. Lodestar Realty, Inc., a Delaware corporation.

34. Lodestar Site Management, Inc., a Florida corporation.

35. Lodestar Tower Charlotte, Inc., a Florida corporation.

36. Lodestar Tower Daytona, a Florida corporation.

37. Lodestar Tower Jacksonville, Inc., a Florida corporation.

38. Lodestar Tower North Palm Beach, Inc., a Florida corporation.

39. Lodestar Tower Orlando, Inc., a Florida corporation.

40. Lodestar Tower St. Louis, Inc., a Florida corporation.

41. Lodestar Tower St. Petersburg, Inc., a Florida corporation.

42. Lodestar Tower Virginia, Inc., a Florida corporation.

43. Lodestar Towers California, Inc., a Delaware corporation.

44. Lodestar Towers Central, Inc., a Delaware corporation.

45. Lodestar Towers Mid-Atlantic, Inc., a Delaware corporation.

46. Lodestar Towers Mt. Harvard, Inc., a Delaware corporation.

47. Lodestar Towers Northeast, Inc., a Delaware corporation.

48. Lodestar Towers Southeast, Inc., a Delaware corporation.

49. SNE, LLC.

50. SpectraSite Communications Mexico, S. DE R.L. DE C.V.

51. SpectraSite Mexico Holdings, Inc., a Delaware corporation.

52. SpectraSite Wireless Towers, Inc., a Delaware corporation.

53. SpectraSite International, Inc., a Delaware corporation.